Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2022 of Gentherm Incorporated (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matteo Anversa, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1).
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2).
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Matteo Anversa
Matteo Anversa
Executive Vice President, Chief Financial Officer and Treasurer
February 24, 2023